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                                                                    EXHIBIT 99.4

                                  PRESS RELEASE
                     COMPREHENSIVE BEHAVIORAL CARE ANNOUNCES
                         NEW SENIOR MANAGEMENT POSITION

TAMPA, FLORIDA - JUNE 4, 2002 - Comprehensive Behavioral Care, Inc. ("CompCare"), a wholly-owned subsidiary of Comprehensive Care Corporation (OTCBB: CHCR), today announced the appointment of Paul R. McCarthy, Ph.D. to the newly created position of Chief Operating Officer. Dr. McCarthy has more than 18 years of experience in the behavioral healthcare industry, most recently as Director for CIGNA Behavioral Health's Southeastern Regional Operations. Dr. McCarthy previously worked for CompCare in the role of Senior Vice President of Quality Management and laid the foundation for CompCare's first NCQA accreditation in 1998.

"We are very excited to announce this appointment which will position CompCare for expansion. We are committed to recruiting and retaining talented individuals who will contribute to continued growth," said Mary Jane Johnson, President and Chief Executive Officer.

Comprehensive Care Corporation, headquartered in Tampa, Florida, administers and operates behavioral health, substance abuse, and employee assistance programs for governmental agencies and managed care companies throughout the United States. The company serves more than 1,100,000 members nationwide and has a network of approximately 5,600 behavioral health practitioners.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: CERTAIN INFORMATION INCLUDED HEREIN AND IN OTHER COMPANY REPORTS, SEC FILINGS, STATEMENTS, AND PRESENTATIONS IS FORWARD LOOKING WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING, BUT NOT LIMITED TO, STATEMENTS CONCERNING THE COMPANY'S ANTICIPATED OPERATING RESULTS, FINANCIAL RESOURCES, INCREASES IN REVENUES, INCREASED PROFITABILITY, INTEREST EXPENSE, GROWTH AND EXPANSION, AND THE ABILITY TO OBTAIN NEW BEHAVIORAL HEALTHCARE CONTRACTS. SUCH FORWARD-LOOKING INFORMATION INVOLVES IMPORTANT RISKS AND UNCERTAINTIES THAT COULD SIGNIFICANTLY AFFECT ACTUAL RESULTS AND CAUSE THEM TO DIFFER MATERIALLY FROM EXPECTATIONS EXPRESSED HEREIN AND IN OTHER COMPANY REPORTS, SEC FILINGS, STATEMENTS, AND PRESENTATIONS. THESE RISKS AND UNCERTAINTIES INCLUDE LOCAL, REGIONAL, AND NATIONAL ECONOMIC AND POLITICAL CONDITIONS, THE EFFECT OF GOVERNMENTAL REGULATION, THE COMPETITIVE ENVIRONMENT IN WHICH THE COMPANY OPERATES, AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS.

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FOR MORE INFORMATION, PLEASE CONTACT:      INVESTOR RELATIONS:
Mary Jane Johnson, RN, MBA                 Robert Landis
President and Chief Executive Officer      Chief Financial Officer
Comprehensive Care Corporation             Comprehensive Care Corporation
200 South Hoover Blvd., Suite 200          200 South Hoover Blvd., Suite 200
Tampa, FL 33609                            Tampa, FL 33609
(813) 288-4808                             (813) 288-4808
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